Exhibit 1.3
Form of Pricing Agreement
[•]
As Representatives of the several Underwriters
named in Schedule I to this Pricing Agreement
[•], 20[•]
Ladies and Gentlemen:
     Corporación Andina de Fomento (“CAF”), a multilateral financial institution, the principal shareholders of which are the Plurinational State of Bolivia, the Republics of Colombia, Ecuador and Peru, the Federative Republic of Brazil, the Oriental Republic of Uruguay and the Bolivarian Republic of Venezuela (the “Full Member Shareholder Countries”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 24, 2000 (the “Underwriting Agreement”), between CAF on the one hand and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC (as successor to Credit Suisse First Boston Corporation), Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom [•] are acting as Representatives, the Securities specified in Schedule II hereto (the “Designated Securities”). In connection with the offering and sale of the Designated Securities, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety except to the extent such provision has been amended or otherwise modified by the provisions of this Pricing Agreement, and such incorporated provisions of the Underwriting Agreement, as amended by this Pricing Agreement, shall be deemed to be a part of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 16 of the Underwriting Agreement and the addresses of the Representatives referred to in Section 12 thereof are set forth at the end of Schedule II hereto.
     A supplement to the Statutory Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.
1. Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, CAF agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from CAF, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of the Designated Securities set forth opposite the name of each such Underwriter in Schedule I hereto.
2. In connection with the offering and sale of the Designated Securities, the Underwriting Agreement is hereby revised and supplemented as follows:
     a. Subsection (a) of Section 2 of the Underwriting Agreement is hereby deleted in its entirety and the following subsection (a) is substituted therefor:
     “(a)(i) CAF has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Schedule B (File No. 333-[•]) (the “Initial Registration Statement”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives for each of the Underwriters, excluding exhibits to the Initial Registration Statement, have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement has heretofore been filed or transmitted for filing with the Commission (other than any prospectus filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act”) or any issuer free writing prospectus filed pursuant to Rule 433(d) of the 1933 Act each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement and no proceeding for that purpose has been initiated or threatened by the Commission. The term “Registration Statement” as of any time means the Registration Statement (File No. 333-[•]) relating to the Designated Securities in the form then filed with the Commission, including any amendment thereto and any information in a prospectus deemed to be a part thereof pursuant to Rule 430C. The term “Statutory Prospectus” as of any time means the prospectus relating to the Designated Securities that is included in the Registration Statement immediately prior to the time of the first contract of sale for the Designated Securities, including any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430C that has not been superseded or modified. The term “Final Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Designated Securities and otherwise satisfies Section 10(a) of the 1933 Act. [Pursuant to Rule 429(b), the Statutory Prospectus filed as part of the Registration Statement also relates to the unsold $[•] principal amount of Securities previously registered on the Registration Statement under Schedule B (File No. 333-[•]) originally filed on [•].]
     (ii) (A) At the earliest time after the filing of the Registration Statement that CAF or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Designated Securities and (B) at the date of this Pricing Agreement, CAF was not, and is not, an “ineligible issuer,” as defined in Rule 405.”
     b. Subsection (b) of Section 2 of the Underwriting Agreement is hereby deleted in its entirety and the following subsection (b) is substituted therefor:
     “(b) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section

10(a)(3) of the 1933 Act (whether by post-effective amendment or form of prospectus) and (C) at the Time of Delivery, the Registration Statement conformed, and will conform, in all respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (A) on the date of the Final Prospectus, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) at the Time of Delivery, the Final Prospectus conformed, and will conform, in all respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to CAF by an Underwriter of Designated Securities through the Representatives expressly for use therein.
     (ii) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the Statutory Prospectus identified on Schedule III hereto, and any other documents listed or disclosures stated on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement, any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to CAF by any Underwriter through the Representatives specifically for use therein. The term “Applicable Time” means [•]   .m. (New York City time) on the date of this Pricing Agreement.
     (iii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Designated Securities or until any earlier date that CAF notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) CAF has promptly notified or will promptly notify the Representatives and (ii) CAF has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     c. Subsection (b) of Section 2 of the Underwriting Agreement is hereby deleted in its entirety and the following subsection (b) is substituted therefor:
     “(c) The Convenio Constitutivo dated February 7, 1968, as amended (the “Constitutive Agreement”), pursuant to which CAF was established, has been duly executed and ratified by all of the signatory countries thereto and constitutes a legally binding obligation of each Full Member Shareholder Country and the Republic of Panama (collectively, the “Signatory Countries”) under public international law.”
     d. The reference in subsection (i) of Section 2 of the Underwriting Agreement to “the Prospectus” shall be deemed to refer to “the General Disclosure Package.”
     e. The reference in subsections (j), (m) and (n) of Section 2 of the Underwriting Agreement to “Andean Republic” is hereby deleted and replaced with “Signatory Country.”
     f. References to “the Prospectus” and “the Prospectus as amended or supplemented” in Section 3 and Section 5(a) and 5(c) of the Underwriting Agreement shall be deemed to refer instead to “the Statutory Prospectus.”
     g. The reference to “such time as the delivery of a prospectus is required” in the second sentence of Section 5(a) of the Underwriting Agreement is replaced with “such time as the delivery of a prospectus is (or but for the exemption in Rule 172 would be) required”; and the reference to “is required to be delivered under the 1933 Act” in the first sentence of Section 5(c) of the Underwriting Agreement is replaced with “is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act.”
     h. Section 5(d) of the Underwriting Agreement is hereby deleted in its entirety and the following Section 5(d) is substituted therefor:
     “(d) As soon as practicable, but not later than 16 months, after the date of this Pricing Agreement, the Company will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the date of this Pricing Agreement and satisfying the provisions of Section 11(a) of the Act.”
     i. Section 5(e) of the Underwriting Agreement is hereby deleted in its entirety and the following Section 5(e) is substituted therefor:
     “(e) CAF will furnish to counsel for the Underwriters, on behalf of the Representatives, without charge, a reasonable number of copies of the Registration Statement (including one signed copy with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Time of Delivery of the Designated Securities, together with any Statutory Prospectus relating to such Designated Securities filed pursuant to Rule 424 under the 1933 Act; and, so long as the delivery of a prospectus by an underwriter or dealer may be (or but for the exemption in Rule 172 would be) required by the 1933 Act, as many copies of any Statutory Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.”

     j. A new subsection (h) of Section 5 is added to the Underwriting Agreement as follows:
     “(h) CAF has complied and will comply with the provisions of Rule 433 that apply to CAF.”
     k. The reference in subsection (a)(ii) of Section 6 of the Underwriting Agreement to “any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto” shall be deemed to refer instead to “any Statutory Prospectus, the Final Prospectus, any amendments or supplements thereto and each Issuer Free Writing Prospectus.”
     l. The reference in subsection (b) of Section 6 of the Underwriting Agreement to “(including reasonable fees and disbursements of United States, Venezuelan and Andean counsel)” is hereby deleted and replaced with “(including reasonable fees and disbursements of United States counsel and counsel for each Signatory Country).”
     m. The references in subsection (a) and (b)(xiii) of Section 7 of the Underwriting Agreement to “the Prospectus as amended or supplemented” shall be deemed to refer instead to “the Statutory Prospectus.”
     n. The references in subsections (b) and (d) of Section 7 of the Underwriting Agreement to “Chief Legal Counsel” are hereby deleted and replaced with “Chief Legal Counsel or General Legal Counsel.”
     o. Subsection (b)(i) of Section 7 of the Underwriting Agreement is hereby deleted in its entirety and the following Subsection (b)(i) of Section 7 is substituted therefor:
     “(i) The Constitutive Agreement has been duly executed and ratified by all of the Signatory Countries, all amendments thereto have been duly adopted and are in full force and effect and the Constitutive Agreement constitutes a legally binding obligation of each Signatory Country under public international law;”
     p. In subsections (b)(iii), (b)(viii), (b)(xi) and (b)(xii) of Section 7 of the Underwriting Agreement “Andean Republic” is hereby deleted and replaced with “Signatory Country.”
     q. In subsection (b)(v) of Section 7 of the Underwriting Agreement, the phrase “in the Prospectus as amended or supplemented;” is hereby deleted and replaced with “in the General Disclosure Package;”.
     r. In subsection (b)(vi) of Section 7 of the Underwriting Agreement, the phrase “in the Prospectus as amended or supplemented,” is hereby deleted and replaced with “in the General Disclosure Package,”.
     s. In subsection (b)(vii) of Section 7 of the Underwriting Agreement, the phrase “in the Prospectus, as amended or supplemented,” is hereby deleted and replaced with “in the General Disclosure Package,”.

     t. In subsection (b)(xi) of Section 7 of the Underwriting Agreement, the phrase “member of the Andean Community” is hereby deleted and replaced with “Signatory Country.”
     u. In subsection (b)(xiv) of Section 7 of the Underwriting Agreement, the phrase “in the Prospectus, as amended or supplemented,” is hereby deleted and replaced with “in the General Disclosure Package and the Final Prospectus”.
     v. Subsection (b)(xv) of Section 7 of the Underwriting Agreement is hereby deleted in its entirety and the following subsection (b)(xv) of Section 7 is substituted therefor:
     “(xv) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:
     (A) No information has come to such counsel’s attention that causes such counsel to believe that any part of the Registration Statement (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view) as of its effective date or as of the Time of Delivery, or any amendment thereto as of its effective date or as of the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (B) No information has come to such counsel’s attention that causes such counsel to believe that the Final Prospectus (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view) as of the date of this Pricing Agreement or as of the Time of Delivery, or any amendment or supplement thereto, as of its issue date or as of the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
     (C) No information has come to such counsel’s attention that causes such counsel to believe that the General Disclosure Package (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Such counsel may state that he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, except for statements in the sections “Legal Status of CAF” and except as set forth in item 7(b)(xiv) of such counsel’s opinion set forth above, and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements. Such counsel may further state that such counsel’s opinion is limited to matters of public international law and the Constitutive Agreement.”

     w. Subsections (c)(i), (iii) and (iv) of Section 7 of the Underwriting Agreement are hereby deleted in their entirety and the following subsections (c)(i), (iii) and (iv) are substituted therefor:
     “(i) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly executed and delivered by CAF insofar as Federal laws of the United States and the laws of the State of New York are concerned;
     (iii) The Fiscal Agency Agreement has been duly executed and delivered by CAF insofar as Federal laws of the United States and the laws of the State of New York are concerned and, assuming that it has been duly authorized, executed and delivered by the Fiscal Agent, constitutes a valid and legally binding obligation of CAF in accordance with its terms insofar as Federal laws of the United States and the laws of the State of New York are concerned;
     (iv) The Designated Securities have been duly executed by CAF insofar as Federal laws of the United States and the laws of the State of New York are concerned, and assuming that the Designated Securities have been duly authenticated, issued and delivered in accordance with the terms of the Fiscal Agency Agreement, constitute valid and legally binding obligations of CAF in accordance with their terms insofar as Federal laws of the United States and the laws of the State of New York are concerned; and the Designated Securities and the Fiscal Agency Agreement conform in all material respects to the descriptions thereof in each of the General Disclosure Package and the Final Prospectus;
     In rendering the opinions referred to in subsections (c)(i), (iii) and (iv) of Section 7, such counsel may state that, other than to the extent stated in subsections (c)(i), (iii) and (iv), such counsel has assumed that this Agreement, the Pricing Agreement, the Fiscal Agency Agreement and the Designated Securities have been duly authorized, executed and delivered by CAF.”
     x. Subsection (c)(vii) of Section 7 of the Underwriting Agreement is hereby deleted in its entirety and the following subsection (c)(vii) is substituted therefor:
     “(vii) The discussion of certain U.S. Federal income tax considerations set forth in the General Disclosure Package and the Final Prospectus under the caption “Taxation — United States Taxation”, is accurate in all material respects, subject to the limitations set forth therein.”
     y. Subsection (c)(ix) of Section 7 of the Underwriting Agreement is hereby deleted in its entirety and the following subsection (c)(ix) is substituted therefor:
     “(ix) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that, on the basis of the review described in the letter: (A) the statements contained under the captions “Description of the Debt Securities” and “Taxation — United States Taxation” in the Statutory Prospectus and “Description of the Notes” in the Final Prospectus, insofar as such statements describe provisions of United States Federal tax law or of the Designated Securities or the Fiscal Agency Agreement, constitute a fair and accurate summary of such provisions in all material respects, (B) the Registration Statements (which term collectively refers to the Registration Statement under Schedule B (File No. 333-[•]) and the Registration Statement under Schedule B (File No. 333-[•])) or any further amendment thereto made by CAF prior to the Time of Delivery for the Designated Securities, as of the effective date of the most recent Registration Statement, and the Final Prospectus, as of its date (and, if applicable, any amendment or supplement thereto, as of its date), appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Designated Securities, to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, (C) nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that, insofar as relevant to the offering of the Designated Securities, (x) the Registration Statements or any further amendment thereto made by CAF prior to the Time of Delivery for the Designated Securities, as of the effective date of the most recent Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) the Final Prospectus, as of its date (and, if applicable, any amendment or supplement thereto, as of its date), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (D) nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that the Final Prospectus, as of the time of delivery of the letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements, any post-effective amendment thereto, the Final Prospectus or the General Disclosure Package, except to the extent specifically noted in (A) above. Also, such counsel may state that such counsel does not express any opinion or belief as to the financial statements or other financial data derived from accounting records or the statistical data relating to the shareholder countries contained in the Registration Statements, any post-effective amendment thereto, the Statutory Prospectus, the Final Prospectus or the General Disclosure Package, as to management’s report of its assessment of the effectiveness of CAF’s internal control over financial reporting or the auditors’ report as to CAF’s internal control over financial reporting, each as included in the Registration Statements, any post-effective amendment thereto, the Statutory Prospectus, the Final Prospectus or the General Disclosure Package, or as to statements made in the Statutory Prospectus, the Final Prospectus or the General Disclosure Package relating to (i) the interpretation of the provisions of the Constitutive Agreement or (ii) matters of law other than the Federal laws of the United States or the laws of the State of New York.

     In rendering the opinion and the letter referred to in this Section 7(c), such counsel may state that such opinion is limited to the Federal laws of the United States and the laws of the State of New York.”
     z. The references in Section 7(d) and 7(e) of the Underwriting Agreement to “the Prospectus, as amended and supplemented,” shall be deemed to refer instead to “the Final Prospectus and the General Disclosure Package”.
     aa. The references in Sections 7(d), 7(e) and 7(h) of the Underwriting Agreement to “Andean Republic” is hereby deleted and replaced with “Signatory Country.”
     bb. Subsection (f) of Section 7 of the Underwriting Agreement is hereby deleted in its entirety and the following subsection (f) is substituted therefor:
     “(f) The Representatives shall have received the opinions of Bolivian counsel to the Underwriters, Colombian counsel to the Underwriters, Ecuadorian counsel to the Underwriters, Peruvian counsel to the Underwriters, Venezuelan counsel to the Underwriters, Brazilian counsel to the Underwriters, Uruguay counsel to the Underwriters and Panamanian counsel to the Underwriters with respect to the valid and binding nature of the Constitutive Agreement as an international treaty obligation of each of the respective Signatory Countries and with respect to such other matters as the Representatives may reasonably require.”
     cc. The reference in subsection (a)(i) of Section 8 of the Underwriting Agreement to “the Registration Statement (or any amendment thereto)” shall be deemed a reference to “the Registration Statement”, and the reference to “any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto)” shall be deemed a reference to “any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus”.
     dd. The proviso in subsection (a) of Section 8 of the Underwriting Agreement is hereby deleted and replaced with the following proviso:
“provided, however, that CAF will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to CAF in writing by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.”
     ee. Clause (ii) of Section 10 of the Underwriting Agreement is hereby deleted in its entirety and the following new clause (ii) of Section 10 is substituted therefor:
     “(ii) if there has occurred any material adverse change in the financial markets or any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States or any Signatory Country or any declaration of war by Congress or any other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Designated Securities or enforce contracts for the sale of the Designated Securities; or if there has occurred any change in national or international financial, economic or political conditions or currency exchange rates or exchange controls in Europe, the United States or elsewhere, which makes it impracticable or inadvisable in the reasonable judgment of the Underwriters to proceed with the public offering or delivery of the Designated Securities on the terms and in the manner contemplated in the General Disclosure Package or the Final Prospectus, or”
     ff. The reference in clause (iv) of Section 10 of the Underwriting Agreement to “Andean Republic” is hereby deleted and replaced with “Signatory Country.”
     gg. Section 15 of the Underwriting Agreement is hereby deleted in its entirety and the following Section 15 is substituted therefor:
          “15. Jurisdiction of Courts of New York and each Signatory Country. CAF hereby appoints CT Corporation in The City of New York, presently located at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement or any Pricing Agreement, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, subject to the last sentence of this Section 15, CAF expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor Authorized Agent and such successor’s acceptance of such appointment shall have occurred. CAF will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to the Corporación Andina de Fomento, Avenida Luis Roche, Torre CAF, Altamira, Caracas, Venezuela, Attention: Chief Legal Counsel, shall be deemed in every respect effective service of process upon CAF. Notwithstanding the foregoing, any action by an Underwriter based upon this Agreement or any Pricing Agreement may be instituted by any Underwriter in any competent court in any Signatory Country. CAF hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement or any Pricing Agreement which may be instituted as provided in this Section 15 in any state or federal court in The City of New York, New York, or in any competent court in any Signatory Country; provided, to the extent set forth in Article 47 of the Constitutive Agreement, that the revenues, assets and property of CAF located in any Signatory Country are not subject to execution or attachment in any proceeding brought in any court in any Signatory Country. CAF hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any aforesaid action arising out of or in connection with this Agreement or any Pricing Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. Notwithstanding anything in this Agreement or any Pricing Agreement to the contrary, CAF hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought under United States federal securities laws or any state securities laws, and such appointment of an authorized agent for service of process and such waiver of immunity shall not be interpreted to include actions brought under United States federal securities laws or any state securities laws.”
     hh. A new Section 19 is added to the Underwriting Agreement as follows:
          “19. Selling Restrictions. Each Underwriter represents and agrees that it has not and will not offer, sell or deliver any of the Designated Securities directly or indirectly, or distribute the General Disclosure Package, the Statutory Prospectus, the Final Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on CAF except as set forth in the Underwriting Agreement.”
     ii. Free Writing Prospectus.
     (a) CAF represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of CAF and the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, except the final term sheet described in paragraph (b) below. Any such free writing prospectus consented to by CAF and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” CAF represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (b) CAF will prepare a final term sheet relating to the Designated Securities, containing only information that describes the final terms of (and the ratings applicable to) the Designated Securities, in the form included in Schedule III hereto or otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Designated Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Underwriting Agreement. CAF also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Designated Securities or their offering or (y) information that describes the final terms of the Designated Securities or their offering and that is included in the final term sheet of CAF contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

     (c) The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Designated Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in CAF’s records pursuant to Rule 433(g); the term “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Pricing Agreement; and the term “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     jj. Absence of Fiduciary Relationship. In connection with the offering and sale of the Designated Securities, CAF acknowledges and agrees that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Designated Securities and that no fiduciary, advisory or agency relationship between CAF and the Representatives has been created in respect of any of the transactions contemplated by the Underwriting Agreement, this Pricing Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising CAF on other matters;
     (b) Arm’s-Length Negotiations. The price of the Designated Securities set forth in this Pricing Agreement was established by CAF following discussions and arms-length negotiations with the Representatives, and CAF is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Pricing Agreement;
     (c) Absence of Obligation to Disclose. CAF has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of CAF and that the Representatives have no obligation to disclose such interests and transactions to CAF by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. In connection with the offering and sale of the Designated Securities, CAF waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to CAF in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of CAF, including shareholders, employees or creditors of CAF.
     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and CAF.
[One Signature Page Follows]

Very truly yours,

Corporación Andina de Fomento

By:

Name:

Title:

Accepted as of the date hereof:

[•]

By:

Name:

Title:

[[•]

By:

Name:

Title: ]

As Representatives of the several
Underwriters named in Schedule I to
this Pricing Agreement
[Signature Page — Pricing Agreement]

SCHEDULE I

Principal Amount of Designated Securities
Underwriter	to Be Purchased

[•]	US$[•]
[•]	US$[•]

Total	US$[•]

SCHEDULE II
Title of Designated Securities:
[•]% Notes Due [•]
Aggregate principal amount:
US$[•]
Price to Public:
[•]% of the principal amount of the Designated Securities, plus accrued interest from [•] to the Time of Delivery of the Designated Securities
Purchase Price by Underwriters:
[•]% of the principal amount of the Designated Securities, plus accrued interest from [•] to the Time of Delivery of the Designated Securities
Form of Designated Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC
Specified funds for payment of purchase price:
Federal (same-day) funds
Time of Delivery:
[•] a.m. (New York City time), [•]
Maturity:
[•]
Interest Rate:
[•]% per annum
Interest Payment Dates:
[•]and [•], commencing [•]

Schedule II - 1

Interest Payable From:
[•]
Redemption Provisions:
No redemption provisions
Sinking Fund Provisions:
No sinking fund provisions
Closing location for delivery of Designated Securities:
Offices of [•]
Name and address of Representatives:
[•]
Fiscal Agency Agreement:
Fiscal Agency Agreement, dated as of March 17, 1998, between CAF and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.)

Schedule II - 2

SCHEDULE III
General Disclosure Package
1. Prospectus dated [•] as supplemented by Preliminary Prospectus Supplement, dated [•].
2. Final Term Sheet dated [•], in the form and substance set forth below:
US$[•] [•]% NOTES DUE 20[•]

Issuer:	Corporación Andina de Fomento
Security Description:	Senior Unsecured Notes
Transaction Type:	SEC Registered
Currency:	US Dollars
Total Principal Amount:	US$[•]
Offering Price:	[•]%
Gross Proceeds:	US$[•]
Coupon:	[•]%
Maturity:	[•], [•]
Yield to Maturity:	[•]%
Benchmark Treasury:	[•]% due [•]
Benchmark Treasury Price and Yield:	[•] ([•])%
Spread to Benchmark Treasury:	[•] basis points
Ratings:	[A1 / A+ / A+](1)
Interest Payment Dates:	[•] and [•], commencing [•]
Day Count Convention:	30/360
Trade Date:	[•]
Settlement Date:	[T+5]; [•]
SEC Registered Global:	ISIN: [•] CUSIP: [•]

Schedule III - 1

Issuer:	Corporación Andina de Fomento
Form and Denomination:	The notes will be issued in fully registered form in denominations of US$1,000 and integral multiples of US$1,000 in excess thereof
Joint Bookrunners:	[•]

(1)	These securities ratings have been provided by Moody’s, S&P and Fitch Ratings. These ratings are not a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.
This communication is intended for the sole use of the person to whom it is provided by the issuer.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [•] at [•].
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Schedule III - 2